EXHIBIT 10.1

STOCKHOLDERS AGREEMENT

iPAYMENT HOLDINGS, INC.

Dated as of August 28, 2012

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Table of Contents

(continued)

		Page

17.	Counterparts	11

18.	Entire Agreement	11

19.	Injunctive Relief	12

20.	Defined Terms	12

Schedule 1 – Certain Grimstad Stockholders
Schedule 2 – Stream Stockholders
Schedule 3 – Spousal Waiver
Schedule 4 – New Investor Stockholder Joinder Agreement

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STOCKHOLDERS AGREEMENT

STOCKHOLDERS AGREEMENT, dated as of August 28, 2012 (this “Agreement”), among iPayment Holdings, Inc., a Delaware corporation (the “Company”), Carl A Grimstad (“Grimstad”), each Person listed on Schedule 1 (together with Grimstad, the “Grimstad Stockholders”), each Person listed on Schedule 2 (the “Stream Stockholders”), those employees of the Company or its Subsidiaries who may become a party to this Agreement pursuant to Section 6.1 (collectively, the “Management Stockholders”) and any Person who may become a party to this Agreement pursuant to Section 6.2 (any such Person, an “Investor Stockholder”, and together with the Stream Stockholders and the Management Stockholders, the “Minority Stockholders”). The Grimstad Stockholders and the Minority Stockholders are collectively referred to as the “Stockholders”. Capitalized terms used herein without definition have the meanings ascribed to them in Section 20.

W I T N E S S E T H:

WHEREAS, as a result of the merger on the date hereof of iPayment Investors, L.P. (“Investors”), which was the direct parent of the Company, with and into the Company (the “Merger”), the Grimstad Stockholders and the Stream Stockholders, which were the sole partners of Investors, have become the sole stockholders of the Company; and

WHEREAS, the parties hereto desire to enter into this Agreement to set forth certain rights and obligations with respect to, among other things, the Transfer of Shares;

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Restrictions on Transfers. No Minority Stockholder may Transfer any of his, her or its Shares, except (i) with the consent of Grimstad or (ii) to a Permitted Transferee of such Minority Stockholder.

2. Call Right.

2.1 Right to Purchase. The Company shall have the right to purchase from each Management Stockholder and any Permitted Transferee of such Management Stockholder, and each such Management Stockholder and Permitted Transferee shall have the obligation to sell to the Company, any or all shares of Capital Stock held by such Management Stockholder or Permitted Transferee upon the termination (including by reason of voluntary resignation, death or Disability) of such Management

Stockholder’s employment with the Company or any Company Subsidiary, or acquired by such Management Stockholder (including upon the exercise of options or settlement of other equity awards) following such termination of employment, at a price equal to the Fair Market Value of such shares of Capital Stock and otherwise on the terms and conditions set forth in this Section 2.

2.2 Notice. If the Company desires to purchase any or all of the shares of Capital Stock held by a Management Stockholder and, as applicable, such Management Stockholder’s Permitted Transferee(s), it shall deliver a written notice (the “Call Notice”) to such Management Stockholder and, as applicable, such Management Stockholder’s Permitted Transferees, within six months after the date of the termination of employment of such Management Stockholder (the date of such termination, the “Termination Date”) or, with respect to any shares of Capital Stock acquired by the Management Stockholder after the Termination Date, within six months after the date of such acquisition. The Call Notice shall set forth the number of shares of Capital Stock to be acquired from such Management Stockholder and, as applicable, such Management Stockholder’s Permitted Transferees and the time and place for the closing of the repurchase transaction.

2.3 Supplemental Call Right.

(a) If for any reason the Company does not elect to purchase all of the shares of Capital Stock it has the right to purchase pursuant to Section 2.1, Grimstad shall be entitled to purchase the shares of Capital Stock that the Company has not elected to purchase (the “Available Shares”) at the Fair Market Value of such shares and otherwise on the terms and conditions set forth in this Section 2. As soon as practicable, but in any event within five (5) days after the Company determines that there will be Available Shares, the Company shall deliver written notice (“Availability Notice”) to Grimstad setting forth the number of Available Shares and the Fair Market Value for each such Available Share.

(b) Grimstad may purchase any or all of the Available Shares by delivering written notice to the Company within thirty (30) days after the receipt of the Availability Notice from the Company (such 30-day period, the “Election Period”).

(c) As soon as practicable, but in any event within five (5) days after the expiration of the Election Period, the Company will, if necessary, notify the appropriate Management Stockholder and, as applicable, such Management Stockholder’s Permitted Transferees, as to the number of shares of Capital Stock being purchased from such Management Stockholder and, as applicable, such Management Stockholder’s Permitted Transferees, by Grimstad (the “Supplemental Call Notice”). The Supplemental Call Notice will set forth the number of shares of Capital Stock Grimstad will acquire from such Management Stockholder and, as applicable, such Management Stockholder’s Permitted Transferees and the time and place of the closing of the repurchase transaction.

(d) Grimstad may assign his rights under this Section 2.3 with respect to any Available Shares (and his related rights under Section 2.4) by written notice to the Company.

2.4 Closing. Subject to Section 2.5, the closing of any repurchase transaction contemplated by this Section 2 will take place on the date designated in the Call Notice or in the Supplemental Call Notice, as the case may be, which date will not be more than one hundred-eighty (180) days after the delivery of such notice; provided that the closing date of any repurchase transaction contemplated by this Section 2 with respect to shares of Capital Stock acquired by a Management Stockholder pursuant to an exercise of options or settlement of other equity awards shall not occur prior to the date that is six months and one day after the date on which such Management Stockholder acquired such shares. Subject to Section 2.5, the Company and Grimstad, as the case may be, will pay for the shares of Capital Stock to be purchased pursuant to this Section 2 by delivery of a check payable to the appropriate Management Stockholder and, as applicable, such Management Stockholder’s Permitted Transferees, or by wire transfer of immediately available funds to an account designated by such Management Stockholder in the aggregate amount of the purchase price for such shares. The Company and Grimstad, as the case may be, will receive customary representations and warranties from each seller regarding the sale of the shares of Capital Stock, including but not limited to the representation and warranty that such seller has good and valid title to the shares of Capital Stock to be transferred free and clear of all liens, claims and other encumbrances.

2.5 Restricted Purchases. Notwithstanding anything to the contrary contained in this Agreement, if the Company is unable to make any payment for shares of Capital Stock when due to any Management Stockholder or such Management Stockholder’s Permitted Transferees under this Section 2 because (a) the Company is prohibited from purchasing such shares by applicable law or by any debt instruments or agreements, including any amendment, renewal, extension, substitution, refinancing, replacement or other modification thereof, which have been entered into or which may be entered into by the Company or any Company Subsidiary (the “Financing Documents”), (b) an event of default has occurred (or, with notice or the lapse of time or both, would occur) under any Financing Document and is (or would be) continuing or (c) the purchase of such shares would or, in the view of the Board (excluding such Management Stockholder), might result in the occurrence of an event of default under any Financing Document or create a condition which would or might, with notice or lapse of time or both, result in such an event of default, the Company shall have the option to either (i) make such payment at the earliest practicable date at which the foregoing circumstances do not exist or (ii) pay the purchase price for such shares with a note that is fully subordinated in right of payment and exercise of remedies to the lenders’ rights under the Financing Documents.

3. Drag-Along Rights.

(a) The Company shall seek to effectuate a Liquidity Event upon any request by Grimstad.

(b) At the time the Company seeks to effectuate a Liquidity Event pursuant to a request by Grimstad, the Company shall provide each Minority Stockholder written notice (a “Drag-Along Notice”) of such Liquidity Event and the material terms thereof not less than ten (10) business days prior to the proposed closing date of the Liquidity Event and each such Minority Stockholder hereby agrees to (i) cooperate in good faith to effectuate such Liquidity Event and (ii) consent to and raise no objections against, and take all reasonable necessary or desirable actions in connection with, the consummation of the Liquidity Event, including those actions reasonably requested by Grimstad. Without limiting the generality of the foregoing, subject to the terms set forth in this Section 3, (x) each Minority Stockholder hereby waives any dissenters rights, appraisal rights or similar rights in connection with such Liquidity Event, (y) if all or any portion of any such Liquidity Event is structured as a sale of Shares, each Minority Stockholder shall sell any or all the Shares and rights to acquire Shares held by such Minority Stockholder on a pro rata basis with Grimstad in accordance with Section 3(c) and (z) if such Liquidity Event is structured as a merger or other transaction requiring the affirmative vote of stockholders of the Company, each Minority Stockholder shall vote all of its Shares in favor of such merger or other transaction (including by executing one or more written consents in lieu of a meeting, if requested by Grimstad). The Company shall provide each Minority Stockholder that receives a Drag-Along Notice with copies of substantially final forms of any transaction agreements relating to the Liquidity Event when such forms are available.

(c) Shares subject to a Drag-Along Notice will be included in the Liquidity Event pursuant hereto on the same terms and subject to the same conditions applicable to the Shares which Grimstad proposes to sell, liquidate, exchange, transfer or otherwise dispose of in the Liquidity Event. Such terms and conditions shall include, without limitation, (i) the consideration for each applicable type, class or series of Shares (which shall be reduced by the reasonable fees and expenses incurred by Grimstad or any of his Affiliates or and the Company in connection with the Liquidity Event) and the timing of the closing of such sale and (ii) the provision of information, representations, warranties, covenants and requisite indemnifications; provided that (A) any representations and warranties relating specifically to any Stockholder shall only be made by such Stockholder and shall only relate to the title to the Shares held by such Stockholder, its authority to enter into and perform its obligations in connection with the Liquidity Event, and the lack of any conflicts resulting from its execution, delivery and performance of the documents and transactions in connection with such Liquidity Event, (B) any indemnification or other obligation with respect to representations, warranties and agreements of or regarding the Company shall be pro-rata among all the Stockholders, on a several basis for each Stockholder, and (C) the form of consideration to be received by any Grimstad Stockholder for any type, class or series of Shares in connection with the Liquidity Event may be different from that received by any Minority Stockholder for such type, class or series of Shares so long as the per share value of the consideration to be received by such Grimstad Stockholder for such type, class or series of Shares is the same or less than that to be received by such Management Stockholder (as reasonably determined by the Board in good faith), in each case except in the case of any Stockholder that otherwise agrees.

(d) Each Minority Stockholder will, if requested by the Company or Grimstad, execute and deliver a Custody Agreement and Power of Attorney with respect to the Shares which are to be included in the Liquidity Event pursuant to this Section 3. The Custody Agreement and Power of Attorney will provide, among other things, that each such Minority Stockholder will deliver to and deposit in custody with Grimstad, named as the custodian and attorney-in-fact therein, a certificate or certificates representing such Shares (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly endorsed stock powers in blank) and irrevocably appoint Grimstad as such Minority Stockholder’s agent and attorney-in-fact with full power and authority to act under a custody agreement and power of attorney on behalf of such Minority Stockholder with respect to the matters specified therein and, in any event, relating solely to the Proposed Sale.

(e) Each Minority Stockholder agrees to execute such other agreements as the Company or Grimstad may reasonably request in connection with the consummation of a Liquidity Event and the transactions contemplated thereby, including, without limitation, any purchase, merger or recapitalization agreement, escrow agreement or other ancillary agreements, proxies, written consents in lieu of meetings or waivers of appraisal rights.

4. Registration Rights. The Company shall seek to effectuate an initial public offering of the Company’s common stock upon any request by Grimstad. In connection with any initial public offering of the Company (or any successor thereto or parent thereof), the Company (or such successor or parent) shall enter into a registration rights agreement in a form satisfactory to Grimstad with each of the Stockholders pursuant to which the Grimstad Stockholders shall have three long-form demand registration rights and unlimited “shelf” registration rights and all Stockholders shall have piggyback registration rights on any registered offering by the Company (or such successor or parent), in each case subject to customary exceptions and limitations.

5. Stock Certificate Legends. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing the Shares owned by the Stockholders shall bear upon its face the following legends, as appropriate:

(a) “THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL TO THE STOCKHOLDER, WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF WHICH OPINION ARE, SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT, SUCH LAWS AND THE STOCKHOLDERS AGREEMENT OF THE ISSUER, DATED AS OF August 28, 2012, AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS THEREOF (THE “STOCKHOLDERS AGREEMENT”).”

(b) “THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS, AS SPECIFIED IN THE STOCKHOLDERS AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE ISSUER AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST.”

All Stockholders shall be bound by the requirements of such legends. Upon a Registration of any shares of Capital Stock, the certificate representing the registered shares shall be replaced, at the expense of the Company, with certificates not bearing the legends required by Section 5(a).

6. Covenants; Representations and Warranties.

6.1 New Management Stockholders. The Company and the Stockholders hereby agree that any employee of the Company or any Company Subsidiary who after the date of this Agreement is offered shares of Capital Stock or holds restricted stock units, other equity awards or options exercisable into shares of Capital Stock shall, as a condition precedent to the acquisition of such shares, the settlement of such restricted stock units or other equity awards or the exercise of such options, as the case may be, (a) become a party to this Agreement by executing a joinder in the form attached to the award agreement pursuant to which such employee was granted such options, restricted stock units or other equity awards and such other agreements or documents as may reasonably be requested by the Company and (b) if such employee is a resident of a state with a community or marital property system, cause such employee’s spouse to execute a Spousal Waiver in the form of Schedule 3 attached hereto, and deliver such executed joinder to this Agreement and Spousal Waiver, if applicable, to the Company at its address specified in Section 15 hereof. Upon such execution and delivery, such employee shall be a Management Stockholder for all purposes of this Agreement.

6.2 New Investor Stockholders. Subject to the consent of Grimstad, any Person who is not an employee of the Company or any Company Subsidiary may become an Investor Stockholder under this Agreement by executing a joinder in the form of Schedule 4 attached hereto and such other agreements or documents as may reasonably be requested by the Company and delivering such executed joinder to this Agreement to the Company at its address specified in Section 15 hereof.

6.3 No Other Arrangements or Agreements. Each Minority Stockholder, as of the date such Minority Stockholder becomes party to this Agreement, represents and warrants to the Company and to each other Stockholder that, except for this Agreement and any other agreements specified therein, and in the case of any applicable Management Stockholder, any employment or other agreement with the Company and any equity award agreement or plan of the Company applicable to such Management Stockholder, such Stockholder has not entered into or agreed to be bound by any other arrangements or agreements of any kind with any other party with respect to Shares including, but not limited to, arrangements or agreements with respect to the acquisition or disposition of Shares or any interest therein or the voting of shares of Shares (whether or not such agreements and arrangements are with the Company or any Company Subsidiary, or other Stockholders) and each such Stockholder agrees that, except as expressly permitted under this Agreement, such Stockholder will not enter into any such other arrangements or agreements.

6.4 Additional Representations and Warranties. Each Stockholder represents and warrants to the Company and each other Stockholder, as of the date such Stockholder becomes party to this Agreement, that:

(a) such Stockholder has the power, authority and capacity (or, in the case of any Stockholder that is a corporation, limited liability company or limited partnership, all corporate, limited liability company or limited partnership power and authority, as the case may be) to execute, deliver and perform this Agreement;

(b) in the case of a Stockholder that is a corporation, limited liability company or limited partnership, the execution, delivery and performance of this

Agreement by such Stockholder has been duly and validly authorized and approved by all necessary corporate, limited liability company or limited partnership action, as the case may be;

(c) in the case of a Stockholder that is a trust, other vehicle for the benefit of a Person or other entity or account, no consent of any beneficiary is required for the execution, delivery and performance of this Agreement;

(d) in the case of a Stockholder who is married and the Shares of such Stockholder constitute community property or otherwise requires spousal or other approval for this Agreement to be legal, valid and binding with respect to the Shares, this Agreement has been validly authorized and approved by, and constitutes a valid and binding agreement of, such Stockholder’s spouse, enforceable against such spouse in accordance with its terms;

(e) this Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and legally binding obligation of such Stockholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally and general principles of equity;

(f) the execution, delivery and performance of this Agreement by such Stockholder does not and will not violate the terms of or result in the acceleration of any obligation under (i) any material contract, commitment or other material instrument to which such Stockholder is a party or by which such Stockholder is bound or (ii) in the case of a Stockholder that is a corporation, limited liability company or limited partnership, the certificate of incorporation and the by-laws, the certificate of formation and the limited liability company agreement, or the certificate of limited partnership and the limited partnership agreement, as the case may be; and

(g) if such employee is a resident of a state with a community or marital property system, such employee’s spouse has executed a Spousal Waiver in the form of Schedule 3 attached hereto, and such employee has delivered such executed Spousal Waiver to the Company at its address specified in Section 15 hereof.

7. Amendment and Modification. This Agreement may be amended, modified or supplemented by a written instrument signed by Grimstad and the Company; provided that if any such amendment, modification or supplement would materially and adversely affect the Minority Stockholders in a manner that is disproportionate to the affect on Grimstad, such amendment, modification or supplement shall also require the prior written consent of a majority in interest of the Minority Stockholders (based on the aggregate number of Shares owned by the Minority Stockholders at the time thereof). The Company shall notify all Stockholders promptly after any such amendment, modification or supplement shall have taken effect.

8. Parties.

8.1 Assignment Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided that neither the Company nor any Minority Stockholder may assign any of its rights or obligations hereunder without the consent of Grimstad unless, in the case of a Minority Stockholder, such assignment is in connection with a Transfer explicitly permitted by this Agreement and, prior to such assignment, such assignee complies with the requirements of Section 8.3.

8.2 Termination. Any Stockholder who ceases to own Shares or any interest therein shall cease to be a party to, or a Person who is subject to, this Agreement and thereafter shall have no rights or obligations hereunder; provided that a Transfer of Shares not explicitly permitted under this Agreement shall not relieve a Minority Stockholder of any of such Minority Stockholder’s obligations hereunder. All rights and obligations pursuant to Section 2 and Section 3 shall terminate upon the occurrence of an IPO.

8.3 Agreements to Be Bound. Notwithstanding anything to the contrary contained in this Agreement, in addition to any other conditions set forth in this Agreement, any Transfer of Shares by a Minority Stockholder (the “Transferor”) (other than in a Public Sale or pursuant to a Registration or Section 2) shall be permitted under the terms of this Agreement only if the transferee of such Transferor (the “Transferee”) executes a joinder in a form provided by the Company, in the case of a transferee of a Management Stockholder, or in the form of Schedule 4 attached hereto, in the case of a transferee of an Investor Stockholder, and in the case of a Transferee of a Management Stockholder who resides in a state with a community property system, such Transferee causes such Transferee’s spouse, if any, to execute a Spousal Waiver in the form of Schedule 3 attached hereto. Upon the execution of the applicable joinder by such Transferee and, if applicable, the Spousal Waiver by the spouse of such Transferee, such Transferee, who shall be deemed a Minority Stockholder hereunder, shall enjoy all of the rights and shall be subject to all of the restrictions and obligations of the Transferor of such Transferee.

9. Recapitalizations, Exchanges, etc. Except as otherwise provided herein, the provisions of this Agreement shall apply to the full extent set forth herein with respect to (a) shares of Capital Stock and (b) any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) or any Company Subsidiary that may be issued in respect of, in exchange for, or in substitution for Shares, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise. All share numbers and percentages shall be proportionately adjusted to reflect any stock split, stock dividend or other subdivision or combination effected after the date hereof.

10. No Third Party Beneficiaries. This Agreement is not intended to confer upon any Person, except for the parties hereto, any rights or remedies hereunder.

11. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or Person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) Governing Law. This Agreement and the rights and obligations of the parties hereunder and the Persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

(b) Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties hereto in the courts of the State of Delaware, or if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding, and hereby waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party hereto anywhere in the world, whether within or without the State of Delaware.

(c) WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT.

13. Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

14. Waiver. Waiver by any party hereto of any breach or default by any other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by any party to assert its or his or her rights hereunder on any occasion or series of occasions.

15. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery, (d) sent by fax or (e) sent by email with a response confirming receipt, as indicated on Schedule 5 (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof). All such notices, requests, demands, waivers and other communications shall be deemed to have been received by (w) if by personal delivery, on the day delivered, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by email or fax, on the day delivered, provided that such delivery is confirmed.

16. Headings. The headings to sections in this Agreement are for the convenience of the parties only and shall not control or affect the meaning or construction of any provision hereof.

17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

18. Entire Agreement. This Agreement and, in the case of any applicable Management Stockholder, any employment agreement with the Company and any equity award agreement of the Company applicable to such Management Stockholder, constitute the entire agreement and understanding of the parties hereto with respect to the matters referred to herein. This Agreement and the agreements referred to in the preceding sentence supersede all prior agreements and understandings among the parties with respect to such matters. There are no representations, warranties, promises, inducements, covenants or undertakings relating to the Shares other than those expressly set forth or referred to herein or, in the case of any applicable Management Stockholder, any employment agreement with the Company and any equity award agreement of the Company applicable to such Management Stockholder.

19. Injunctive Relief. Shares of Capital Stock cannot readily be purchased or sold in the open market, and for that reason, among others, the Company and the Stockholders will be irreparably damaged in the event this Agreement is not specifically enforced. Each of the parties therefore agrees that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the Company or any Stockholder may have.

20. Defined Terms. As used in this Agreement, the following terms shall have the meanings ascribed to them below:

Affiliate: of any Person means any Person that directly, or indirectly controls, or is controlled by, or is under common control with the Person in question.

Board: the board of directors of the Company.

Capital Stock: any class or series of capital stock of the Company.

Company Subsidiary: any corporation or other Person a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.

Disability: a physical or mental impairment that renders a Management Stockholder unable to perform the essential functions of such Management Stockholder’s position even with reasonable accommodation (that does not impose an undue hardship on the Company), and which has lasted at least sixty (60) consecutive days. A physician selected by the Company or its insurers, and consented to by such Management Stockholder or such Management Stockholder’s personal representative shall make the determination of the existence of a Disability. Consent by the Management Stockholder or the Management Stockholder’s personal representative shall not be unreasonably withheld.

Fair Market Value: with respect to any Share, the value most recently established by the Board, adjusted, if deemed necessary or advisable by the Board, for significant developments occurring since the date such value was established by the Board, determined as of the Termination Date of the relevant Management Shareholder. Notwithstanding the foregoing, the Fair Market Value of any Share acquired by a Management Stockholder pursuant to the exercise of any stock options or settlement of any other equity award shall be determined as of that date that is six months and one day after the acquisition of such Shares if such date is later than the date specified in the immediately preceding sentence.

IPO: a public offering of the shares of Capital Stock that constitute at least 25% of the Company’s outstanding Shares (measured as of the date of determination) after giving effect to such offering (including the underwriters’ exercise of any over-allotment option).

Liquidity Event: (i) any sale to a Third Party or Third Parties of not less than a majority of the assets of the Company and its Subsidiaries on a consolidated basis in one transaction or series of related transactions, (ii) any sale to a Third Party or Third Parties of not less than a majority of the outstanding shares of Capital Stock in one transaction or series of related transactions or (iii) a merger or consolidation or other transaction which accomplishes one of the foregoing.

Permitted Transferee: with respect to any Stockholder, any member of such Stockholder’s immediate family (as defined in Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended from time to time), and any spouse or descendant of any such person, or any trust or like vehicle solely for the benefit of one or more of the foregoing. Any Stockholder shall also be a Permitted Transferee of such Stockholder’s own Permitted Transferees.

Person: an individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization, including, without limitation, a government or political subdivision or an agency or instrumentality thereof.

Public Sale: any sale of Capital Stock to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 under the Securities Act.

Registration: the closing of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended.

Securities Act: the Securities Act of 1933, as amended.

Shares: the equity securities of the Company

Third Party: any Person other than an Affiliate of Grimstad.

Transfer: any direct or indirect sale (including by way of merger), assignment, mortgage, transfer, pledge, hypothecation or other disposal (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

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IN WITNESS WHEREOF, this Agreement has been signed by each of the parties hereto, effective as of the date first above written.

IPAYMENT HOLDINGS, INC.

By:	/s/ Carl A. Grimstad
Name:	Carl A. Grimstad
Title:	President and Chief Executive
Officer

IPAYMENT GP, LLC

By:	/s/ Carl A. Grimstad
Name:	Carl A. Grimstad
Title:	President and Chief Executive
Officer

/s/ Carl A. Grimstad
Carl A. Grimstad

[Signature Page to Stockholders Agreement]

CARL A. GRIMSTAD 2011 CHILDREN’S TRUST

By:	/s/ Robert S. Torino
Name:	Robert S. Torino
Title:	Trustee

C. GRIMSTAD ASSOCIATES LLC

By:	/s/ Andrew Aiello
Name:	Andrew Aiello
Title:	Managing Member

[Signature Page to Stockholders Agreement]

/s/ Harold H. Stream, III
Harold H. Stream, III

STREAM FAMILY LIMITED PARTNERSHIP

By:	/s/ Harold H. Stream, III
Name:	Harold H. Stream, III
Title:	Manager

/s/ Sandra Stream Miller, by Harold H. Stream, III
Sandra Stream Miller

M.G. STREAM TRUST F/B/O HAROLD H. STREAM, III

By:	/s/ Bruce N. Kirkpatrick
Name:	Bruce N. Kirkpatrick
Title:	Trustee

M.G. STREAM TRUST F/B/O SANDRA GRAY STREAM

By:	/s/ Bruce N. Kirkpatrick
Name:	Bruce N. Kirkpatrick
Title:	Trustee

M.G. STREAM TRUST F/B/O WILLIAM GRAY STREAM

By:	/s/ Bruce N. Kirkpatrick
Name:	Bruce N. Kirkpatrick
Title:	Trustee

OPAL GRAY TRUST

By:	/s/ Bruce N. Kirkpatrick
Name:	Bruce N. Kirkpatrick
Title:	Trustee

[Signature Page to Stockholders Agreement]

SANDRA STREAM MILLER TRUST

By:	/s/ Harold H. Stream, III
Name:	Harold H. Stream, III
Title:	Trustee

[Signature Page to Stockholders Agreement]

Schedule 1

CERTAIN GRIMSTAD STOCKHOLDERS

1.	C. Grimstad Associates LLC

2.	iPayment GP, LLC

3.	Carl A. Grimstad 2011 Children’s Trust

Schedule 2

STREAM STOCKHOLDERS

1. Harold H. Stream, III	P.O. Box 40 Lake Charles, LA 70602
2. Stream Family Limited Partnership	P.O. Box 40 Lake Charles, LA 70602
3. Sandra Stream Miller Trust	P.O. Box 40 Lake Charles, LA 70602
4. M.G. Stream Trust f/b/o Harold H. Stream, III	P.O. Box 40 Lake Charles, LA 70602
5. M.G. Stream Trust f/b/o Sandra Gray Stream	P.O. Box 40 Lake Charles, LA 70602
6. M.G. Stream Trust f/b/o William Gray Stream	P.O. Box 40 Lake Charles, LA 70602
7. Opal Gray Trust	P.O. Box 40 Lake Charles, LA 70602

Schedule 3

SPOUSAL WAIVER

Reference is made to the Stockholders Agreement of iPayment Holdings, Inc., dated as of August 28, 2012 (as the same shall be amended from time to time, the “Agreement”). [INSERT NAME] hereby waives and releases any and all equitable or legal claims and rights, actual, inchoate or contingent, which he or she may have or acquire with respect to the disposition, voting or control of any shares of Capital Stock (as defined in the Agreement) that are subject to the Agreement (except for rights in respect of the proceeds of any disposition of such shares), other than any shares of Capital Stock directly owned by the undersigned.

Name:

Schedule 4

NEW INVESTOR STOCKHOLDER JOINDER AGREEMENT

[DATE]

Reference is made to that certain Stockholders Agreement of iPayment Holdings, Inc. (the “Company”), dated as of August 28, 2012, a copy of which is attached hereto (as amended from time to time, the “Stockholders Agreement”).

The undersigned signatory, in order to become the owner or holder of shares of any class of the capital stock of the Company, by virtue of the issuance by the Company of shares of capital stock to such signatory and/or the transfer of shares of capital stock to such signatory, hereby agrees that by the undersigned’s execution hereof, the undersigned is a party to the Stockholders Agreement subject to all of the rights, restrictions, conditions and obligations applicable to the Investor Stockholders (as that term is defined in Stockholders Agreement) set forth in the Stockholders Agreement. This Joinder Agreement shall take effect and shall become a part of said Stockholders Agreement as of the date first written above (or, if earlier, the effective date of the relevant issuance or transfer of the shares of capital stock to the undersigned).

(please print name of transferee)

By:

Name:

Title:

Address:

Email:

CONSENTED TO BY:

Carl A. Grimstad

Schedule 5

NOTICES

A. If to the Company or iPayment GP, LLC

Tower 56

126 East 56th Street

33rd Floor

New York, NY 10022

Attention: Philip Ragona

Fax: (818) 540-6856

Email: pragona@ipaymentinc.com

with a courtesy copy to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Fax: (212) 521-7870

Attn: Gregory V. Gooding

Email: ggooding@debevoise.com

B. If to C. Grimstad Associates LLC:

c/o Andrew Aiello

2 Towline Lane

Clifton Park, NY 12065

Fax: (518) 373-0916

Email: aiellodrew@gmail.com

C. If to Carl A. Grimstad 2011 Children’s Trust:

c/o Robert Torino, Trustee

30721 Russell Ranch Road, Suite 200

Westlake Village, CA 91362

Fax: (818) 540-6703

Email: rtorino@ipaymentinc.com

D. If to any Stream Stockholder, as set forth on Schedule 2 for such Stream Stockholder.

E. If to any Investor Stockholder, as set forth on such Investor Stockholder’s joinder to this Agreement.

F. If to any Management Stockholder, as set forth on such Management Stockholder’s joinder to this Agreement.

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